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                                                                      EXHIBIT IV

                          INVESTMENT LETTER AGREEMENT


Host Funding, Inc.
1616 N. Central Expressway
Suite 1313
Dallas, Texas 75206

Buckhead America Corporation
4243 Dunwoody Club Drive
Suite 200
Atlanta, GA 30350

Gentlemen:

     The undersigned acknowledges that pursuant to the terms of that certain Stock Purchase Agreement dated as of August 13, 1998 (the "Purchase Agreement"), by and between Bay Harbour Management, L.C., a Florida limited liability company, f/b/o its managed accounts, and Host Funding, Inc., a corporation incorporated under the laws of the State of Maryland ("Host Funding"), the undersigned is acquiring from Host Funding 53,647 shares (the "Shares") of the Common Stock of Buckhead America Corporation ("Buckhead").

     1.  Acceptance of Shares.  Subject to the terms and conditions of this
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Agreement, the undersigned hereby accepts ownership of the Shares.

     2.  Acknowledgments, Representations and Covenants.  The undersigned
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acknowledges that the undersigned is acquiring the Shares in a transaction not involving a public offering and without being furnished any offering literature or prospectus. The undersigned further acknowledges, represents, warrants and covenants as follows:

         (a) the undersigned is organized under the laws of the State of Florida;

         (b) the undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"); the undersigned represents and warrants that the Shares are being acquired by the undersigned solely for the undersigned's managed accounts, for investment purposes only, and are not being received with a view to, or in connection with, any resale or, distribution thereof;

         (c) the undersigned understands that no federal or state agency has passed on or made any recommendation or endorsement relating to the Shares or any finding or determination as to the fairness of an investment in such Shares;

         (d) the undersigned agrees that the Shares may not be resold or otherwise

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     transferred unless such Shares are registered under the Act and any applicable state securities laws or an exemption from such registration is available;

         (e) the undersigned (i) is a sophisticated investor, (ii) has had prior experience with investments similar to the Shares, (iii) has knowledge and experience in financial and business matters such that the undersigned is capable of evaluating the merits and risks of the Shares and of making an informed investment decision, and (iv) is able to bear the economic risk of the undersigned's investment in the Shares;

         (f) the undersigned has reviewed copies of Buckhead's most recent Annual Report on Form 10-KSB and each subsequently filed Form 10-QSB; and

         (g) the undersigned has full legal power and authority to execute and deliver, and to perform the undersigned's obligations under, this Investment Letter Agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which the undersigned is bound.

The undersigned agrees that the foregoing acknowledgments, representations and covenants shall survive the receipt by the undersigned of the Shares, as well as any investigation made by the party relying on the same.

     3.  Revocation.  The undersigned agrees that the undersigned may not
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cancel, terminate or revoke this Agreement, which shall survive the death or disability of the undersigned and shall be binding upon the undersigned's successors and assigns.

     4.  Miscellaneous.
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         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York; and

         (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby.


                         (SIGNATURE ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, the undersigned has executed this Investment Letter
Agreement as of this 13th day of August, 1998.



                              BAY HARBOUR MANAGEMENT, L.C.



                              By: /s/ Steven A. Van Dyke
                                 ---------------------------------

                              Name: Steven Van Dyke
                                   -------------------------------

                              Title: President
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